Exhibit 10.24
Adopted March 25, 2025

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
INSIDER TRADING POLICY
It is the policy of South Dakota Soybean Processors, LLC (the “Company”) to comply with all laws, rules, and regulations, including those promulgated by the Securities and Exchange Commission (“SEC”), governing the trading of securities, including Company capital units. This policy applies to all officers of the Company, all members of its Board of Managers, and all Company employees who receive or have access to “material non-public information.” This policy refers to these persons as “Insiders.” Among other things, these laws prohibit the use of “material non-public information” in several key areas:
•No Insider may purchase or sell Company capital units while in the possession of material non-public information.
•If any Insider has material non-public information, that person may not encourage another person to buy or sell Company capital units.
•No Insider may provide material non-public information regarding the Company to any person – including family members – who does not have a legitimate business purpose to have such information. If an Insider does have a legitimate business purpose for providing material non-public information to another person, the Insider must inform that person that he may not buy or sell Company capital units based on that material non-public information and must keep such material non-public information confidential.
“Material non-public information” is information that has not been made public t is likely to have an impact on the price of the Company’s capital units, or information that is likely to be considered important by an investor in making a decision to buy, hold or sell the Company’s capital units. Material non-public information about the Company includes, but is not limited to:
•knowledge of significant new services or products
•knowledge of future or pending dividend distribution
•internal sales and earnings information
•internal forecasts
•major contracts
•business acquisitions or mergers
•pending litigation or legal developments
•any other significant development, event or situation that has not yet been made public.
1.Rules Governing Statutory Insiders.
(a)All executive officers (for the purpose of this policy, an executive officer shall include the general manager of the plant), members of the Board of Managers of the Company, and any beneficial owner of more than 10% of the Company’s capital units are deemed to be statutory insiders (“Statutory Insiders”). Statutory Insiders may, from time to time, also include other employees of the Company. While all

Statutory Insiders are also Insiders, not all Insiders are Statutory Insiders. If you have any questions regarding whether you are considered a Statutory Insider, you should consult with the Company’s designated compliance person or counsel.
(b)Statutory insiders are required to file a report with the SEC within two days of when buying or selling Company capital units. The Company will assist in filing necessary reports by Statutory Insiders relating to their shareholder and trading activity. To this end, Statutory Insiders should consult with the Company’s designated compliance person before making any transaction in the Company’s capital units.
2.Rules Regarding Short–Swing Profits.
This policy is not intended to address the SEC’s short-swing profit rules under Section 16(b) of the Exchange Act. Among other things, these rules prohibit Statutory Insiders from realizing any profit from purchases and sales of Company securities during any six-month period. Therefore, Statutory Insiders should consult with the Company’s Section 16 Procedures and counsel before purchasing or selling capital units.
3.Enforcement.
If you violate the insider trading rules, you can be subject to criminal and/or monetary penalties. In addition, the Company views any violation of this policy as extremely serious, and such violation may be grounds for dismissal of the Insider.
If you have any questions regarding this policy, please do not hesitate to contact the Company’s designated compliance person or legal counsel with respect to these matters.